UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 14, 2008

BIOSPHERE MEDICAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23678	04-3216867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 Hingham Street Rockland, Massachusetts		02370
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 681-7900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2008, at the Annual Meeting of Stockholders of BioSphere Medical, Inc. (“BioSphere” or the “Company”), BioSphere’s stockholders approved (i) Amendment No. 2 to the Company’s 2006 Stock Incentive Plan, as amended (the “2006 SIP”) increasing the number of shares of common stock authorized for issuance under the 2006 SIP from 2,000,000 to 2,500,000 and (ii) Amendment No. 2 to the Company’s 2000 Employee Stock Purchase Plan, as amended (the “2000 ESPP”) increasing the number of shares of common stock authorized for issuance under the 2000 ESPP from 100,000 to 160,000.  The key features of the Company’s 2006 SIP and 2000 ESPP are described below.

Summary of 2006 Stock Incentive Plan

Types of Awards

The 2006 SIP provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards (collectively, “Awards”).

Incentive Stock Options and Non-statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of the Company’s common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which is less than 100% of the fair market value of the Company’s common stock on the date of grant. Under present law, incentive stock options granted to optionees holding more than 10% of the voting power of a company may not be granted at an exercise price less than 110% of the fair market value of their common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2006 SIP permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the shares of the Company’s common stock, (iii) subject to certain conditions, delivery to us of a promissory note, (iv) any other lawful means or (v) any combination of these forms of payment.

Director Awards.  The 2006 SIP provides for the automatic grant of options to members of the board of directors of the Company (the “Board”) who are not employees of the Company or of any of its subsidiaries (“Non-Employee Directors”). On the commencement of service on the Board, each Non-Employee Director will receive a non-statutory stock option to purchase 10,000 shares of the Company’s common stock, subject to adjustment for changes in capitalization. In addition, on the date of each of the Company’s annual meeting of stockholders, each Non-Employee Director who is both serving as a director immediately before and immediately after such meeting will receive a non-statutory stock option to purchase 5,000 shares of the Company’s common stock and a restricted stock award for 2,500 shares of common stock, and subject to adjustment for changes in capitalization; provided, however, that a Non-Employee Director will not be eligible to receive this annual option or restricted stock grant unless such director has served on the Board for at least six months. The Board retains the specific authority to from time to time increase or decrease the number of shares subject to options and restricted stock awards granted to Non-Employee Directors under the 2006 SIP; however, the maximum number of shares with respect to which awards may be granted to Non-Employee Directors is

50,000 per calendar year. Options automatically granted to Non-Employee Directors will (i) have an exercise price equal to the closing price on the date of grant, (ii) in the case of the initial grant, vest in five equal annual installments beginning on the first anniversary of the date of grant, (iii) in the case of subsequent annual grants, vest in full on the date of grant, (iv) expire on the earlier of 10 years from the date of grant or three months following cessation of service on the Board and (v) contain such other terms and conditions as the Board determines. The annual restricted stock grant vests in full on the second anniversary of the date of grant.

Stock Appreciation Rights.  A stock appreciation right (“SAR”) is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards.  Restricted stock awards entitle recipients to acquire shares of common stock, subject to the Company’s right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted stock unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board.

Other Stock-Unit Awards.  Under the 2006 SIP, the Board has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Board may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock-unit Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code, as further described in the 2006 SIP.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company, its subsidiaries and any other business ventures in which the Company has a controlling interest, as determined by the Board, are eligible to be granted Awards under the 2006 SIP.

The annual maximum number of shares with respect to which Awards may be granted to any participant under the 2006 SIP may not exceed 600,000 shares per calendar year. For purposes of this limit, the combination of an Option in tandem with an SAR is treated as a single award.

Administration

The 2006 SIP is administered by the Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 SIP, to determine specified features of awards and to interpret the provisions of the 2006 SIP. Pursuant to the terms of the 2006 SIP, the Board may delegate authority under the 2006 SIP to one or more committees of the Board, and subject to certain limitations, to one or more of the executive officers of the Company.

The Board is required to make appropriate adjustments in connection with the 2006 SIP and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization.

In the event of a merger, liquidation or other acquisition event (as defined in the 2006 SIP), the Board is authorized to provide for outstanding Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or to provide for a cash out of the value of any outstanding options, provided, however, that any outstanding Awards held by employees or directors of the Company shall become immediately fully exercisable.

The Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2006 SIP, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2006 SIP. Substitute Awards will not count against the 2006 SIP’s overall share limit, except as may be required by the Internal Revenue Code.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 SIP to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 SIP after March 9, 2016 but Awards previously granted may extend beyond that date.  The Board may at any time amend, suspend or terminate the 2006 SIP; provided that no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained. No Award will be made that is conditioned upon stockholder approval of any amendment to the 2006 SIP.

Limitation on Repricing

Unless such action is approved by the Company’s stockholders: (i) no outstanding option granted under the 2006 SIP may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments for changes in common stock and certain other events) and (ii) the Board may not cancel any outstanding option (whether or not granted under the 2006 SIP) and grant in substitution therefore new Awards under the 2006 SIP covering the same or a different number of share of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

Summary of 2000 Employee Stock Purchase Plan

Eligibility

All employees, including executive officers, who have been employed for at least three months on the date that an offering commences under the 2000 ESPP and who are customarily employed for more than 20 hours a week by the Company or any of its subsidiaries are eligible to participate in the 2000 ESPP. However, no person will be eligible to participate in the 2000 ESPP if he or she possesses five percent or more of the total combined voting power or value of all of the Company’s classes of stock or any of its subsidiaries immediately after the grant of an option under the 2000 ESPP. No employee may purchase shares of stock with an aggregate value of more than $25,000 per calendar year under the 2000 ESPP, determined by the value of such shares as of the applicable offering commencement dates.

Offerings; Number And Purchase Price Of Shares

The 2000 ESPP is conducted in semiannual offerings, which currently commence on May 15th and November 15. During each offering period, the maximum number of shares which may be purchased by a participating employee is determined on the first day of the offering period and is equal to the number of shares of common stock determined by dividing $12,500 by the last reported sale price of the common stock on the NASDAQ Global Market on the first day of the offering. An employee may elect to have up to 10% deducted from his or her salary for the purpose of purchasing stock under the Purchase Plan. The price at which the employee may purchase the stock is the lower of 85% of the last reported sale price of the common stock on the day the offering commences or the day that the offering terminates. If the Company receives requests from employees to purchase more than the number of shares available during any offering, the available shares will be allocated on a pro rata basis to subscribing employees.

Amendments And Terms; Administration

The Board may at any time terminate or amend the 2000 ESPP. However, no such amendment shall be made to the 2000 ESPP (a) without approval of the Company’s stockholders if approval of such amendment is required by Section 423 of the Internal Revenue Code, or (b) which would cause the plan to fail to comply with Section 423 of the Internal Revenue Code. The 2000 ESPP will be administered by the compensation committee of the Board, which is authorized to make rules and regulations for the administration and interpretation of the 2000 ESPP.

The foregoing description is a summary of the 2006 SIP and the 2000 ESPP and is qualified in its entirety by the full text of the 2006 SIP and the 2000 ESPP, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008	BIOSPHERE MEDICAL, INC.

	By:	/s/ MARTIN J. JOYCE
Martin J. Joyce
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2006 Stock Incentive Plan, as amended
10.2	2000 Employee Stock Purchase Plan, as amended